                                                                    EXHIBIT 4.27



THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, DISTRIBUTED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS:
(A) THERE IS AN EFFECTIVE REGISTRATION AND/OR QUALIFICATION UNDER SUCH ACT AND ALL SUCH APPLICABLE SECURITIES AND/OR BLUE SKY LAWS COVERING SUCH TRANSACTION, OR (B) THE COMPANY RECEIVES AN OPINION LETTER FROM LEGAL COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES (AS THE CASE MAY BE), REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSACTION IS EXEMPT FROM THE APPLICABLE REGISTRATION AND/OR QUALIFICATION REQUIREMENTS OF SUCH ACT AND APPLICABLE SECURITIES AND BLUE SKY LAWS.


                                     WARRANT
                            TO PURCHASE COMMON STOCK
                                       OF
                          AMPERSAND MEDICAL CORPORATION

Warrant No. 1 NPL                62,500 Shares                   August 17, 2001

     AMPERSAND MEDICAL CORPORATION, a Delaware corporation (the "Company"), for value received, hereby certifies that Northlea Partners, Ltd., or its registered assigns, is entitled to purchase from the Company 62,500 duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, par value $0.001 per share, of the Company ("Common Stock", subject to the adjustments, if any, provided for in Section 2), at the purchase price of US$1.00 per share (such per share price, subject to the adjustments, if any provided for in Section 2, being hereinafter referred to as the "Exercise Price") at any time or from time to time after the Issue Date and prior to 5:00 p.m., New York City time, on the Expiration Date, all subject to the terms, conditions and adjustments set forth below in this Warrant.

     This Warrant instrument (this "Warrant") evidences all or a portion of the 62,500 Warrants to Purchase Common Stock of the Company (the "Warrants") issued by the Company as of the Original Issue Date to Northlea Partners, Ltd. in connection with the Company's $25,000 Promissory Note payable to the order of Northlea Partners, Ltd..

     Certain terms used and not defined above in this Warrant are defined in
Section 5.

1.  EXERCISE OF WARRANT

     1.1. MANNER OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in any part (including as to any fraction of a share), during normal business hours on any Business Day until the Expiration Date by surrender of this Warrant, with the form of Subscription Notice at the end hereof (or a reasonable facsimile thereof) duly executed by such holder, to the Company, accompanied by: (i) payment of the aggregate Exercise Price for the Common Stock being purchased. Payment of the Exercise Price shall be made, at the option of the holder hereof, either: (A) in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate Exercise Price (or portion thereof being paid in this manner), (B) by the surrender of indebtedness of the Company (principal and/or interest) in an amount equal to the aggregate Exercise Price (or portion thereof being paid in this manner), (C) by the surrender of Common Stock, including Common Stock obtained upon any previous exercise of this Warrant, having a Market Value (as hereinafter defined) as of the date of exercise equal to the aggregate Exercise Price (or portion thereof being paid in this manner), (D) by the surrender of other warrants of the Company, having a Warrant Value (as hereinafter defined) as of the date of exercise equal to the aggregate Exercise Price (or portion thereof being paid in this manner), or (E) by any combination of the foregoing. In lieu of paying the Exercise Price in the foregoing manner, the holder hereof may, at its option, surrender to the Company all or a specified portion of this Warrant in exchange for a number of shares of Common Stock determined by dividing (1) the product of (i) the number of shares issuable upon exercise of this Warrant or such specified portion (as the case may be) and (ii) the difference between the Market Value of the Common Stock as of the date of exercise and the Exercise Price, by (2) such Market Value. For purposes of the foregoing, "Market Value" of the Common Stock means, as of any date, the reported closing sale price per share of the Common Stock as of the immediately preceding Business Day (provided there is no such reported closing sale price on such Business Day, then the average of the last-reported bid and ask prices on such Business Day); and "Warrant Value"
means, for any warrant as of any date, the excess (if any) of the exercise price per share thereof over the Market Value of the Common Stock as of such date.

     1.2. WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been exercised as provided in Section 1.1, and immediately prior to the close of business on such Business Day the Person or Persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the holder or holders of record thereof.

     1.3. DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise of this Warrant in whole or in any part as provided in Section 1.1, and in any event within ten (10) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 3, such other Person or Persons as such holder (upon payment by such holder of any applicable transfer taxes) may direct: (i) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon such exercise; (ii) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to (without giving effect to any adjustment therein from the Original Issue Date) the number of such shares called for on the face of this Warrant minus the number of shares of Common Stock (without giving effect to any adjustment therein from the Issue Date) as to which this Warrant shall have been so exercised.

2.  ANTI-DILUTION ADJUSTMENTS.

     (1) Stock Splits, Stock Dividends, Combinations. If at any time after the Original Issue Date the Company shall:

               (A) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

               (B) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (C) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock then: (i) the number of shares of Common Stock issuable upon exercise of the Warrants shall be adjusted to equal the number of shares of Common Stock which a holder of the same number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the occurrence of such event would own or be entitled to receive after the occurrence of such event; and (ii) the Exercise Price shall be adjusted to equal the product of such Exercise Price in effect immediately prior to such adjustment and a fraction (x) the numerator of which shall be the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the adjustment made pursuant to the foregoing clause (i) and (y) the denominator shall be the number of shares of Common Stock issuable upon exercise of the Warrants immediately after such adjustment.

     (2) Issuance of Additional Shares of Common Stock. If at any time after the Original Issue Date the Company shall issue or sell any Additional Shares of Common Stock to any Person or Persons for consideration in an amount per Additional Share of Common Stock less than the Exercise Price at the date the Additional Shares of Common Stock are issued, then: (i) the number of shares of Common Stock issuable upon exercise of the Warrants shall be adjusted to equal the product of (A) the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the occurrence of such issuance or sale, and (B) a fraction (x) the numerator of which shall be the number of shares of Common Stock Outstanding immediately prior the occurrence of such issuance or sale plus the number of Additional Shares of Common Stock to be issued in such issuance or sale and (y) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to the occurrence of such issuance or sale plus the number of shares of Common Stock which the aggregate consideration to be paid for such Additional Shares of Common Stock would purchase at the Exercise Price at the date such shares are issued or sold (prior to adjustment hereunder); and (ii) the Exercise Price shall be adjusted to equal the product of such Exercise Price in effect immediately prior to such adjustment and a fraction (x) the numerator of which shall be the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the adjustment made pursuant to the foregoing clause (i) and (y) the denominator shall be the number of shares of Common Stock issuable upon exercise of the Warrants immediately after such adjustment.

     (3) Issuance of Convertible Securities. If at any time after the Original Issue Date the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall otherwise issue or sell, any Convertible Securities, whether or not the rights to convert, exchange or exercise thereunder are immediately exercisable, then the number of shares of Common Stock issuable upon exercise of the Warrants shall be adjusted as provided in Section 2(2) on the basis that the maximum number of Additional Shares of Common Stock issuable to effect the conversion, exchange or exercise of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Convertible Securities. After adjustment shall have been made in the number of shares of the Common Stock issuable upon exercise of the Warrants and the Exercise Price with respect to the distribution, issuance or sale of any Convertible Securities ("Primary Convertible Securities") in accordance with the foregoing, no further adjustment thereof shall be made upon the actual issuance of (x) any Convertible Securities ("Secondary Convertible Securities") issued upon conversion, exchange or exercise of such Primary Convertible Securities or
(y) any shares of Common Stock issued upon conversion, exchange or exercise of such Primary Convertible Securities or Secondary Convertible Securities.

     (4) Superseding Adjustments. If, at any time any adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants shall have been made pursuant to subsection 2(3) as the result of any issuance of Convertible Securities,

               (A) the right of conversion, exchange or exercise with respect to all or a portion of such Convertible Securities shall have expired, shall not have been exercised or shall be treated as having been cancelled or acquired by the Company, or

               (B) the consideration per share of Common Stock issuable pursuant to the terms of such Convertible Securities shall be increased or decreased, or the number of shares of Common Stock issuable pursuant to such terms shall be increased or decreased, solely by virtue of provisions therein contained for an automatic decrease in such consideration per share, or automatic increase in such number of shares, upon the occurrence of a specified date or event, then (i) such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation, and (ii) a recomputation shall be made of the effect of such Convertible Securities on the basis of

               (C) treating the number of Additional Shares of Common Stock or other property (if any) theretofore actually issued or issuable pursuant to any previous conversion, exchange or exercise (as the case may be) of any such Convertible Securities as having been issued on the date or dates of any such conversion, exchange or exercise and for the consideration actually received and receivable therefor, and

               (D) treating any such Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase or decrease (as the case may be)

whereupon a new adjustment of the number of shares of Common Stock issuable upon exercise of the Warrants, and of the Exercise Price, shall be made on the basis pursuant to the appropriate provisions of this Section 2, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

     (5) Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments provided for in this Section 2:

          (A) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided herein, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined by resolution of the Board of Directors. In case any Additional Shares of Common Stock or any Convertible Securities shall be issued in connection with any transaction described in Section 2(6) in which the Company issues any securities or other property, the amount of consideration therefor shall be deemed to be the fair value, as determined by resolution of the Board of Directors, of such portion of the assets and business of the non-surviving Person as such Board by resolution shall determine to be attributable to such Additional Shares of Common Stock or Convertible Securities, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to conversion, exchange or exercise of any Convertible Securities shall be the consideration received by the Company for issuing such Convertible Securities plus the additional consideration (if any) payable to the Company upon the conversion, exchange or exercise of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

          (B) When Adjustments to be Made. The adjustments required by this
Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock into which the Notes are convertible that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in subsection 2.(1)) up to, but not beyond the date of, conversion if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 2 and not previously made, would result in a minimum adjustment or on the date of conversion. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (C) Fractional Interests. In computing adjustments under this Section 2, fractional interests in Common Stock shall be taken into account to the nearest one-ten thousandth (1/10,000th) of a share.

          (D) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (6) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In the event that the Company, at any time after the Original Issue Date, shall (i) merge or consolidate with any other Person and the Company shall not be the resulting or surviving Person, (ii) merge or consolidate with any other Person and the Company shall be the resulting or surviving Person but in connection therewith the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or assets, (iii) sell, lease or otherwise transfer all or substantially all of its property or assets to any other Person and in connection therewith stock or other securities, cash or any other property or assets shall be issuable or deliverable in exchange for the Common Stock, or (iv) effect a capital reorganization or reclassification of the Common Stock (other than in the circumstances where any of Sections 2(1), (2) or (3) apply), then, and as a condition to the effectiveness of any such merger consolidation, sale, lease or other transfer or capital reorganization or reclassification (as the case may be), lawful and adequate provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive, upon exercise thereof (in lieu of the Common Stock which such holders would have been entitled to receive upon such exercise immediately prior to such merger, consolidation, sale, lease or other transfer or capital reorganization or reclassification (as the case may be)), the stock or other securities, cash or other property or assets which such holders would have been entitled to receive had the outstanding Warrants been exercised immediately prior to such merger, consolidation, sale, lease or other transfer or capital reorganization or reclassification (as the case may be), at the aggregate Exercise Price in effect immediately prior to the such merger, consolidation, sale, lease or other transfer or capital reorganization or reclassification (as the case may be). As a further condition to the effectiveness of any such merger, consolidation, sale, lease or other transfer or capital reorganization or reclassification (as the case may be), any Person (other than the Company) who shall become obligated to deliver any stock or other securities, cash or other property or assets in accordance with the foregoing shall deliver to the holders of the Warrants a written instrument by which such Person shall expressly agree to issue and deliver any such stock or other securities, cash or other property or assets upon exercise of the Warrants.

     (7) Certain Limitations. Notwithstanding anything herein to the contrary, the Company shall not enter into any transaction which, by reason of any adjustment hereunder, would cause the Exercise Price to be less than the par value per share of Common Stock.

     (8) Notice of Exercise Price Adjustments. Whenever the number of shares of Common Stock issuable upon exercise of the Warrants, or the Exercise Price, shall be adjusted pursuant to this Section 2, the Company shall forthwith prepare a certificate to be executed by an authorized officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock into which the outstanding Warrants are exercisable and (if such adjustment was made pursuant to Section 2(6), describing the number and kind of) any stock or other securities, cash or other property or assets for which the outstanding Warrants are exercisable, and any change in the Exercise Price thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each holder of Warrants at such holder's address as appears on the books of the Company. The Company shall keep at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of Warrants or any prospective purchaser of Warrants from such holder.

     (9) Notice of Certain Corporate Actions. Holders of Warrants all be entitled to the same rights to receive notices of corporate actions and other matters pertaining to the Company as the holders of outstanding shares of Common Stock, and the Company shall forward (or cause to be forwarded) to each holder of Warrants, at such holder's address as appears on the books of the Company, all notices forwarded to holders of the Common Stock generally (whether or not legally required).

3.  RESTRICTIONS ON TRANSFER

     3.1. WARRANTS LEGEND. Except as otherwise provided in this Section 3, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, DISTRIBUTED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION AND/OR QUALIFICATION UNDER SUCH ACT AND ALL SUCH APPLICABLE SECURITIES AND/OR BLUE SKY LAWS COVERING SUCH TRANSACTION, OR (B) THE COMPANY RECEIVES AN OPINION LETTER FROM LEGAL COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES (AS THE CASE MAY BE), REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSACTION IS EXEMPT FROM THE APPLICABLE REGISTRATION AND/OR QUALIFICATION REQUIREMENTS OF SUCH ACT AND APPLICABLE SECURITIES AND BLUE SKY LAWS."

     3.2. COMMON STOCK LEGEND. Except as otherwise provided in this Section 3, each certificate representing Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, DISTRIBUTED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS: (A) THERE IS AN EFFECTIVE REGISTRATION AND/OR QUALIFICATION UNDER SUCH ACT AND ALL SUCH APPLICABLE SECURITIES AND/OR BLUE SKY LAWS COVERING SUCH TRANSACTION, OR
     (B) THE CORPORATION RECEIVES AN OPINION LETTER FROM LEGAL COUNSEL TO THE HOLDER OF SUCH SECURITIES, REASONABLY SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH TRANSACTION

     IS EXEMPT FROM THE APPLICABLE REGISTRATION AND/OR QUALIFICATION REQUIREMENTS OF SUCH ACT AND APPLICABLE SECURITIES AND BLUE SKY LAWS."

     3.3. RESTRICTIONS ON TRANSFER. Each offer, sale, transfer, distribution, assignment, pledge, hypothecation or other disposal of this Warrant, or Common Stock and any interest therein shall be subject to compliance with the terms of the foregoing legend(s) (as applicable), and the Company may refuse to register or otherwise recognize any transfer of this Warrant or Common Stock not in compliance therewith.

     3.4. TERMINATION OF COMMON STOCK RESTRICTIONS. The restrictions imposed under this Section 3 shall terminate as to this Warrant and any shares of Common Stock when, if and so long as such shares shall have been effectively registered under the Securities Act and disposed of pursuant thereto. Whenever the restrictions imposed by this Section 3 shall terminate as to this Warrant or any shares of Common Stock as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at its expense, a new Warrant or a new certificate or certificates for such shares (as applicable) without the legend called for hereunder.

4.  CORPORATE OFFICE; OWNERSHIP; REGISTRATION OF TRANSFER, ETC.

     4.1. CORPORATE OFFICE. The Company shall maintain a copy of the Warrants at its corporate office.

     4.2. OWNERSHIP OF WARRANTS. The Company may deem and treat the Person in whose name this Warrant is registered as the owner and holder thereof for all purposes hereunder and shall not be bound by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this
Section 4.

     4.3. REGISTRATION OF TRANSFER. The Company agrees to maintain at its corporate offices books for the registration and registration of transfer of Warrants, and (subject to the provisions of Section 3) this Warrant and all rights hereunder are transferable, in whole or in any part, on said books at said office upon surrender of this Warrant at said offices, together with a written instrument of transfer of this Warrant duly executed by the holder thereof or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable in respect thereof. Upon such surrender and payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument and this Warrant shall promptly be cancelled.

     4.4. DIVISION OR COMBINATION OF WARRANTS. This Warrant may be divided or combined with other Warrants upon presentation of this Warrant and of any other Warrants with which this Warrant is to be combined at the corporate offices of the Company, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued duly executed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 4.3 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     4.5. LOSS, DESTRUCTION, ETC. OF WARRANTS. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Warrant, and in the case of any such loss, theft or destruction upon delivery of a written indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver a new Warrant of like tenor in lieu of such lost, stolen, mutilated or destroyed Warrant. Any Warrant issued under the provisions of this Section 4.5 in lieu of any Warrant alleged to be lost, stolen, mutilated or destroyed Warrant shall constitute an original contractual obligation on the part of the Company.

     4.6. EXPENSES OF DELIVERY. The Company shall bear and pay all expenses, taxes (other than transfer taxes) and other charges incurred or charged in connection with the preparation, issuance and delivery of the Warrant hereunder.

5.  DEFINITIONS

     For purposes of the Warrants, the following definitions, not defined elsewhere in this Warrant, have the following meanings:

     "Additional Shares of Common Stock" means all shares of Common Stock issued or issuable by the Company after the Original Issue Date other than Excluded Shares.

     "Board of Directors" means the Board of Directors of the Company, or any authorized committee thereof.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions at the place where any specified act pursuant to this Note is to occur are authorized or obligated by or pursuant to law, regulation or executive order to close.

     "Convertible Securities" means evidences of indebtedness, shares of stock, options, warrants and other purchase or subscription rights which are convertible into, exchangeable for or exercisable for, with or without payment of additional consideration in cash or other property, and either immediately or upon the occurrence of a specified date or a specified event, Additional Shares of Common Stock (which excludes, for the avoidance of doubt, Excluded Shares) or other Convertible Securities.

     "Excluded Shares" means shares of Common Stock issued or issuable: (A) to:
(i) employees, officers and/or directors of, and/or consultants to, the Company or any of its subsidiaries in consideration of services rendered or to be rendered to the Company or any of its subsidiaries, to otherwise compensate any such Person and/or to retain the services of any such Person (provided that Excluded Shares under this clause (i), including those which may have been issued (or may be issuable upon conversion, exchange or exercise of Convertible Securities issued) prior to the Original Issue Date may not exceed at, any time, 20% of the amount of Common Stock outstanding and issuable pursuant to Convertible Securities outstanding at such time); (ii) vendors, lenders or other providers of finance to, and/or strategic partners of, the Company or any of its subsidiaries in consideration of favorable cash pricing, continued business and/or other consideration or value added; and (iii) sellers and/or other securityholders of companies, businesses or assets purchased or otherwise acquired (including by merger, consolidation or joint venture formation) by the Company or any of its subsidiaries; and (B) upon conversion, exchange or exercise of Convertible Securities originally issued prior to the Original Issue Date.

     "Expiration Date" means August 6, 2006.

     "Original Issue Date" means August 6, 2001.

     "Outstanding" means, when used with reference to Common Stock at any date as of which the number of shares thereof is to be determined, (i) all issued and outstanding shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock, and (ii) all shares of Common Stock issuable in respect of any outstanding Convertible Securities of the Company having a nominal conversion, exchange or exercise price.

     "Person" means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Securities Act" means the Securities Act of 1933, as amended.

     6. NO IMPAIRMENT OF RIGHTS; CERTAIN COVENANTS

     The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, sale, lease or other transfer of property or assets, capital reorganization or reclassification, issuance of securities, dissolution, liquidation, winding-up or otherwise, take any action or omit to take any action directly or indirectly avoiding or seeking to avoid the observance or performance of the provisions of the Warrant, but shall at all times in good faith assist in the carrying out the terms of such provisions thereof. Without limiting the generality of the foregoing, the Company covenants and agrees that it: (i) shall not take any action (contemplated under Section 2 or otherwise) that results in the par value of a share of Common Stock to exceed the Exercise Price therefor; (ii) shall not take any action (contemplated under Section 2 or otherwise) that results in the total number of shares of Common Stock or other securities issuable upon exercise of the Warrant exceeding the number of authorized but unissued shares of the Company under its certificate of incorporation; and (iii) shall otherwise take all actions as may be necessary or appropriate in order that the Company may issue and deliver to the holders of the Warrant upon exercise thereof at the Exercise Price, free from preemptive rights, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock which may be issuable upon exercise thereof.

7.  MISCELLANEOUS

     7.1. NOT STOCKHOLDERS; LIMITATION OF LIABILITY. Except as expressly provided herein, no provision of this Warrant shall be construed as conferring upon the holder thereof the rights of a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase Common Stock, and no mere enumeration herein of the rights, powers or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any Common Stock or otherwise as a stockholder of the Company, whether such liability is asserted by the Company or its creditors.

     7.2. WAIVERS AND AMENDMENTS. Any term or provision of the Warrant may be waived, supplemented or amended in a writing executed by the Company and executed (or consented to in writing) by the Majority Holders.

     7.3. ILLEGALITY. If the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, unenforceable or illegal in any respect for any reason, the validity, enforceability or legality of such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

     7.4. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by overnight delivery service or sent by registered or certified mail, postage prepaid, addressed as follows: (i) if to the holder of this Warrant, at the registered address of such holder as set forth in the Warrant; and (ii) if to the Company, 414 N. Orleans, Suite 510, Chicago, Illinois 60610, Attention:
President; provided that exercise of this Warrant shall be effective if effected in the manner provided in Section 1. The Company or holder of this Warrant may by notice to the other change the address to which notices or other communications to it are to be delivered or sent.

     7.5. ENTIRE AGREEMENT. This Warrant contains the entire agreement between the Company and the holder of this Warrant with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto.

     7.6. SPECIFIC PERFORMANCE. The holder of the Warrant shall be entitled to the equitable remedy of specific performance by the Company in the event of any breach by it of the terms and provisions thereof. The Company hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of the Warrant.

     7.7. DESCRIPTIVE HEADINGS; SECTION REFERENCES. The descriptive headings of this Warrant are for convenience only and shall not control or affect the meaning or construction of any provision of this Warrant. All Section references set forth in this Warrant are (unless the context otherwise require) references to sections of this Warrant.

     7.8. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois (without regard to the choice of law principles thereof).

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered on its behalf as of the date first above written.


                                              AMPERSAND MEDICAL CORPORATION.


                                              By:
                                                 -------------------------------
                                              Leonard R. Prange, President

                         AMPERSAND MEDICAL CORPORATION.



                                  Warrant #1 NPL
                               Subscription Notice




     THE UNDERSIGNED, the holder of the foregoing Warrant, HEREBY ELECTS TO EXERCISE purchase rights represented by said Warrant for, and to purchase thereunder, _____________________ (_____________________) shares of the Common
Stock covered by said Warrant and herewith makes payment of the full Exercise Price therefor by:


(A) the delivery herewith of cash or a certified or official bank check payable to the order of the Company in the amount of $___________________;
(B) the surrender herewith of indebtedness of the Company (principal and/or interest) in an amount equal of $___________________;
(C) the surrender herewith of Common Stock having a Market Value as of the date hereof of $___________________; and/or
(D) by the surrender herewith of other warrants of the Company, having a Warrant Value as of the date hereof of $___________________; OR

THE UNDERSIGNED HEREBY SURRENDERS to the Company the foregoing Warrant with respect to ____ shares of Common Stock (the "Surrendered Portion") in exchange for a number of shares of Common Stock determined by dividing (1) the product of
(i) such Surrendered Portion and (ii) the difference between the Market Value of the Common Stock as of the date hereof, by (2) such Market Value.

AND THE UNDERSIGNED HEREBY REQUESTS that:

(1) the certificates for such shares (and any other securities or other property issuable upon such exercise): (1) be issued in the name of the undersigned or (if indicated in the following space), the following person or entity: _________________________________________

          ______________________________________________________________________

          and (2) be delivered to the following address:________________________

          ____________________________________________________________________ ;

(2) and if such shares shall not include all of the shares (or other securities or other property) issuable as provided in said Warrant, then a new Warrant, of like tenor and date, for the balance of the shares issuable thereunder be executed and delivered to the undersigned at the following address: _______________________________

          ____________________________________________________________________ .


          Dated: _____________________




                                                    __________________________
                                                    Name Printed: